EXHIBIT 99.1

Form 51-102F3
Material Change Report
Item 1          Name and Address of Company
Performance Sports Group Ltd. (the “Company”)
666 Burrard Street, Suite 1700
Vancouver, British Columbia
V6C 2X8 Canada
Item 2          Date of Material Change
February 27, 2017.
Item 3          News Release
A press release describing the material change was disseminated by the Company on February 28, 2017 through Marketwired. A copy of the press release has been attached hereto as Schedule “A” and filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.
Item 4          Summary of Material Change
Effective as of February 27, 2017, the Company consummated the sale of substantially all of the assets of the Company and its North American subsidiaries (the “Sellers”), including its European and global operations (the “Sale”), to an acquisition vehicle co-owned by affiliates of Sagard Holdings Inc. and Fairfax Financial Holdings Limited (the “Purchaser”). The Sale was the culmination of the process commenced by the Sellers pursuant to creditor protection proceedings launched on October 31, 2016 in the Ontario Superior Court of Justice (the “Canadian Court”) under the Companies’ Creditors Arrangement Act (the “CCAA”), and in the U.S. Bankruptcy Court for the District of Delaware (the “U.S. Court” and, together with the Canadian Court, the “Courts”) under Chapter 11 of Title 11 of the United States Bankruptcy Code, as amended (the “Bankruptcy Code”). The Company conducted a court-supervised sale and auction process as part of its Canadian and U.S. court proceedings. The bid made by the Purchaser served as the “stalking horse” bid for purposes of the process and was ultimately determined to be the successful bid in accordance with the related court approved bidding procedures. The Courts approved the Sale and associated reorganization transactions pursuant to an order dated February 6, 2017, as supplemented on February 10, 2017.
On consummation of the Sale, the Company’s two debtor-in-possession financing facilities: (i) a Superpriority Debtor-in-Possession ABL Credit Agreement dated as of October 31, 2016, as amended (the “ABL DIP Facility”) with, among others, Bank of America, N.A., as administrative agent and certain of the Company’s other existing asset-based lenders providing a secured asset-based revolving credit facility of up to U.S.$200,000,000, and (ii) a Superpriority Debtor-in-Possession Term Loan Credit Agreement dated as of October 31, 2016, as amended (the “Term DIP Facility”, and, together with the ABL DIP Facility, the

“DIP Facilities”) with 9938982 Canada Inc., providing a secured multiple draw term loan credit facility of up to U.S.$361,300,000, matured in accordance with the terms of the DIP Facilities. Each of the DIP Facilities and the prepetition ABL credit facility provided pursuant to the ABL Credit Agreement dated as of April 15, 2014, as amended (the “Prepetition ABL Facility”) with, among others, Bank of America, N.A., as administrative agent and the various lenders party thereto from time to time, were terminated and repaid in full.
The Company also announced that effective immediately following closing of the Sale, Karyn O. Barsa, C. Michael Jacobi, Harlan Kent and Bob Nicholson resigned from the board of directors (the “Board”) of the Company.
In addition, effective upon the closing of the Sale, each of the Company’s executive officers, other than Michael J. Wall, the Company’s Executive Vice President, General Counsel and Corporate Secretary, who will continue as an executive officer of the Company pursuant to an independent contractor agreement following the termination of his employment, and Brian Fox, who will continue as the Company’s Chief Restructuring Officer, were terminated from all positions with the Company and its subsidiaries, including: Harlan Kent, the Company’s Chief Executive Officer, Mark Vendetti, the Company’s Executive Vice President/Chief Financial Officer, Angela Bass, the Company’s Executive Vice President, Global Human Resources, Paul Dachsteiner, the Company’s Vice President of Information Services, and Paul Gibson, the Company’s Executive Vice President, Chief Supply Chain Officer.
Item 5          Full Description of Material Change
5.1          Full Description of Material Change
The Sale
On February 28, 2017, the Company announced that it had completed the sale of substantially all of the assets of the Sellers to the Purchaser for U.S. $575 million in aggregate, subject to certain adjustments, and the assumption of related operating liabilities pursuant to and subject to the terms and conditions of the “stalking horse” asset purchase agreement entered into with 9938982 Canada Inc., an acquisition vehicle by affiliates of the Purchasers (“9938982”), on October 31, 2016, as amended (the “Purchase Agreement”). Effective as of February 23, 2017, the Company entered into a Second Amendment (the “Second Amendment”) to the Purchase Agreement, by and among the Sellers, 9938982 and the designated purchasers party thereto. The Second Amendment extended the “outside date” for the Sale to February 27, 2017. Effective as of February 27, 2017, the Company entered into a Third Amendment (the “Third Amendment”) to the Purchase Agreement by and among the Sellers, 9938982 and the designated purchasers party thereto, which, among other things, settled certain matters in dispute among the parties.
The Sale was the culmination of the process commenced by the Sellers pursuant to creditor protection proceedings launched on October 31, 2016 in the Canadian Court under the CCAA and in the U.S. Court under Chapter 11 of Title 11 of the Bankruptcy Code. The Company conducted a court-supervised sale and auction process as part of its Canadian and U.S. court proceedings. The bid made by the Purchaser served as the “stalking horse” bid for purposes of the process and was ultimately determined to be the successful bid in accordance with the related court approved bidding procedures. The Courts approved the Sale and associated reorganization transactions pursuant to an order dated February 6, 2017, as supplemented on February 10, 2017.
The descriptions of the Purchase Agreement, the Second Amendment and the Third Amendments included herein are qualified in their entirety by reference to the Purchase Agreement, the Second Amendment and the Third Amendment, each of which have been filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.
The Sale was accomplished through the sale, transfer and assignment of the properties, rights, interests and other assets of the Sellers (the “Assets”) to certain of the Purchaser’s designated subsidiaries. As part of such purchase, certain executory contracts and unexpired leases of the Sellers have been assumed by and assigned to certain of the Purchaser’s designated subsidiaries pursuant to Section 365 of the Bankruptcy Code and Section 11.3 of the CCAA. The Assets, contracts and leases were acquired free and clear of any and all liens or claims, other than permitted liens, and liabilities expressly assumed by certain of the Purchaser’s designated subsidiaries, under the Purchase Agreement.
The Purchase Agreement included certain customary representations, warranties and covenants of the parties.

The Purchase Agreement set the floor, or minimum acceptable bid, for an auction. Under the bidding procedures approved by the Courts, interested parties were required to submit qualified bids to acquire substantially all of the Assets of the Sellers no later than January 25, 2017. As no qualified bid was submitted by that deadline, the auction scheduled for January 30, 2017 was not held.

Upon consummation of the Sale, the Company no longer carries on an operating business but instead, along with its professional advisors, is focused on the completion of its U.S. and Canadian bankruptcy proceedings. This entails, among other things, reconciling claims against the bankruptcy estates of the Sellers and developing a distribution strategy for the sale proceeds in the U.S. and Canadian court proceedings, whether through a liquidating plan or otherwise.

Alvarez & Marsal is serving as restructuring professional and Ernst & Young LLP is monitor to the Sellers, as appointed by the Canadian Court.

Departure of Certain Directors and Officers

Effective immediately following closing of the Sale, Karyn O. Barsa, C. Michael Jacobi, Harlan Kent and Bob Nicholson resigned from the Board.
In addition, effective upon the closing of the Sale, each of the Company’s executive officers, other than Michael J. Wall, the Company’s Executive Vice President, General Counsel and Corporate Secretary, who will continue as an executive officer of the Company pursuant to an independent contractor agreement following the termination of his employment, and Brian Fox, who will continue as the Company’s Chief Restructuring Officer, were terminated from all positions with the Company and its subsidiaries, including: Harlan Kent, the Company’s Chief Executive Officer, Mark Vendetti, the Company’s Executive Vice President/Chief Financial Officer, Angela Bass, the Company’s Executive Vice President, Global Human Resources, Paul Dachsteiner, the Company’s Vice President of Information Services, and Paul Gibson, the Company’s Executive Vice President, Chief Supply Chain Officer.
Repayment of Debtor-in-Possession Financing and Prepetition ABL Facility
On October 31, 2016, the Company entered into the DIP Facilities to provide working capital for its operations and to refinance in full its prepetition term loan credit facility under the Term Loan Credit Agreement dated as of April 15, 2014, as amended, with, among others, the Company, as borrower, Bank of America, N.A., as administrative agent and collateral agent and the lenders party thereto from time to time, as amended (the “Prepetition Term Loan Facility”). On December 7, 2016, the Prepetition Term Loan Facility was terminated and repaid in full.
The Company received orders of the Courts approving the ABL DIP Facility and the Term DIP Facility on November 30, 2016. In accordance with the terms of the DIP Facilities, the DIP Facilities matured on the consummation of the Sale and each of the DIP Facilities and the Prepetition ABL Facility were terminated and repaid in full.
The descriptions of the DIP Facilities included herein are qualified in their entirety by reference to the related agreements. The agreements relating to the DIP Facilities have been filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.

Company Re-Organization
In anticipation of closing the Sale, the Company completed a Court approved pre-closing corporate reorganization, comprising various steps. These steps included the continuance of certain of its subsidiaries from the Canada Business Corporations Act into the Business Corporations Act (British Columbia) (the “BCBCA”), the amalgamation of the Company with the subsidiaries continued under the BCBCA (the “Amalgamation”), as well as the repayment of certain intercompany indebtedness and related transactions. As a result of the Amalgamation, the Notice of Articles of the Company has been updated but remains substantively the same as the Company’s Notice of Articles before the Amalgamation.
Related Party Transactions
Immediately prior to entering into the Purchase Agreement on October 31, 2016, Sagard Capital Partners, L.P. (“Sagard”), an affiliate of Sagard Holdings Inc., owned 7,721,5991 common shares in the capital of the Company, representing approximately 17% of the then total issued and outstanding common shares of the Company. As a result, Sagard is considered to be a “related party” of the Company for the purposes of applicable Canadian

1 Based on public filings available as of the date thereof.

securities laws, and the Purchase Agreement and the DIP Facilities are considered to be “related party transactions”, as defined in Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”). MI 61-101 requires that issuers obtain a formal valuation and minority shareholder approval in respect of related party transactions, unless applicable exemptions are available. The Company has determined that exemptions from both such requirements are available under Section 5.5(f) and Section 5.7(d) of MI 61-101, respectively, as a result of the Sellers having sought creditor protection under the CCAA in the Canadian Court. Further, no prior valuations in respect of the Company were made in the 24 months before the date hereof. Neither the Purchase Agreement nor the DIP Facilities affected the percentage of securities of the Company beneficially owned or controlled by Sagard.
The Sale is a culmination of a previously announced financial and strategic review undertaken by the special committee (the “Special Committee”) of the Board. The Special Committee, comprised of independent directors, was advised throughout the process by Centerview Partners LLC as its independent financial advisor. The Special Committee’s mandate included a review and evaluation of strategic alternatives and oversight over discussions with the Company’s lenders under its Term Loan Credit Agreement.
The Special Committee undertook a financial and strategic review and after consideration of all available alternatives and having given due consideration to the interests of all stakeholders, the board of directors of each of the Sellers, upon the unanimous recommendation of the Special Committee and with the assistance, input and advice of legal and financial advisors, determined that entering into the Purchase Agreement and the DIP Facilities and seeking protection under Chapter 11 of Title 11 of the Bankruptcy Code and the CCAA was in the best interests of the Company and its subsidiaries.
5.2          Disclosure for Restructuring Transactions
Not applicable.
Item 6          Reliance on subsection 7.1(2) of National Instrument 51-102
Not applicable.
Item 7          Omitted Information
Not applicable.
Item 8          Executive Officer
Michael Wall
President
(603) 781-1572
Item 9          Date of Report
March 7, 2017.

Schedule “A”
See attached.

FOR IMMEDIATE RELEASE

PERFORMANCE SPORTS GROUP COMPLETES SALE OF SUBSTANTIALLY ALL OF ITS ASSETS TO INVESTOR GROUP LED BY SAGARD AND FAIRFAX FINANCIAL

EXETER, N.H., Feb. 28, 2017 - Performance Sports Group Ltd. (“Performance Sports Group” or the “Company”) announces the completion of the sale of substantially all of the assets of the Company and its North American subsidiaries, including its European and global operations (the “Sale”), to an acquisition vehicle co-owned by affiliates of Sagard Holdings Inc. and Fairfax Financial Holdings Limited (the “Purchaser”).

The new, privately held company will be a leading developer and manufacturer of ice hockey, roller hockey, lacrosse, baseball and softball sports equipment, as well as related apparel. Its products will be marketed under the BAUER, MISSION, MAVERIK, CASCADE and EASTON brand names and will be distributed by sales representatives and independent distributors throughout the world. Harlan Kent, who previously served as the Chief Executive Officer of Performance Sports Group, will continue to lead the business on an interim basis while a search for a permanent CEO is underway.

The Sale is the culmination of the process commenced by the Company and its North American subsidiaries pursuant to creditor protection proceedings launched on October 31, 2016 in the Ontario Superior Court of Justice under the Companies’ Creditors Arrangement Act, and in the U.S. Bankruptcy Court for the District of Delaware under Chapter 11 of Title 11 of the U.S. Code. The Company conducted a court-supervised sale and auction process as part of its Canadian and U.S. court proceedings. The bid made by the Purchaser served as the “stalking horse” bid for purposes of the process and was ultimately determined to be the successful bid in accordance with the related court approved bidding procedures. The courts approved the Sale and associated reorganization transactions pursuant to orders dated February 6, 2017 and supplemented on February 10, 2017.

Paul Desmarais III, Executive Chairman of Sagard Holdings, will serve as chairman of the new company as it transitions to new leadership. He said: “We are excited to build upon the achievements of some of the most innovative and iconic brands in sports. In partnership with Fairfax Financial, we look forward to growing a strong business that is committed to serving a loyal base of customers for the long term. We thank all of Performance Sports Group’s people, and especially Harlan Kent, for effectively managing the business through the restructuring process and helping to position it for future success.”

Paul Rivett, President of Fairfax Financial, said: “The business is founded upon the strong pillars of its portfolio of industry-leading brands, strong customer relationships and dedicated employees. We will work with Sagard Holdings and the management team to continue innovating and delivering industry-leading products to consumers around the world. We believe that the business has a very bright future and we are excited to help guide the company for many years to come.”

Kent said: “During the restructuring process, our team worked very hard to continue to provide outstanding products and service to our customers and to be valued partners to our vendors. I am grateful for the hard work and dedication of my colleagues and for the continued support of our customers and vendors. We look forward to working with the new owners to transition the business to its next successful chapter.”

Following closing of the Sale, Karyn O. Barsa, C. Michael Jacobi, Harlan Kent and Bob Nicholson have resigned from the board of directors of the Company.

Bernard McDonell, Chairman of the Board of Performance Sports Group, said: “On behalf of the board, we would like to thank the retiring directors, Harlan, and all the Company’s employees for their contributions to bringing this sale to completion. We wish them all the best in their future endeavors.”

Upon consummation of the Sale, the Company will no longer exist as an operating business and will instead, along with its professional advisors, focus on the completion of its U.S. and Canadian bankruptcy proceedings. This entails, among other things, reconciling claims against the bankruptcy estates and developing a distribution strategy for the sale proceeds in the U.S. and Canadian proceedings, through a liquidating plan or otherwise. Further information will be provided within the context of the Canadian and U.S. court proceedings.

Additional Information
Information about the Company’s restructuring process is available at https://cases.primeclerk.com/PSG and www.ey.com/ca/psg.

Centerview Partners LLC is serving as strategic financial advisor and investment banker; Alvarez & Marsal is serving as restructuring professional, and Brian J. Fox, Managing Director with Alvarez & Marsal, is serving as chief restructuring officer; and Stikeman Elliott LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP are serving as Canadian and U.S. legal advisors, respectively, to the Company. Bennett Jones LLP is serving as counsel to the independent members of the Company’s board of directors.

Sagard and Fairfax are advised by Rothschild Inc., BDT & Company and Scotiabank; Blake, Cassels & Graydon LLP and Torys LLP are serving as Canadian legal advisors, and Kirkland & Ellis LLP and Shearman & Sterling LLP as U.S. legal advisors.

Caution Regarding Forward-Looking Statements
This press release includes forward-looking statements within the meaning of applicable securities laws including with respect to the future activities of Performance Sports Group now that it has disposed of substantially all of its assets, the review, reconciliation and/or determination of outstanding claims against the Company and its North American subsidiaries by stakeholders, including secured, unsecured and equity claimants and related recoveries (if any) to stakeholders and the development of next steps in respect of the estates. The words “may,” “will,” “would,” “should,” “could,” “expects,” “plans,” “intends,” “trends,” “indications,” “anticipates,” “believes,” “estimates,” “predicts,” “likely” or “potential” or the negative or other variations of these words or other comparable words or phrases, are intended to identify forward-looking statements.

Forward-looking statements, by their nature, are based on assumptions, which, although considered reasonable by the Company at the time of preparation of such disclosure, may prove to be incorrect, and are subject to important risks and uncertainties. Many factors could cause the Company’s actual results to differ materially from those expressed or implied by its forward-looking statements, including, without limitation, the inherent risk and uncertainty involved in the Company’s bankruptcy proceedings, the cooperation of creditors and other stakeholders of the Company, the Company’s ability to meet certain obligations during the bankruptcy proceedings, the Company’s ability to obtain approval with respect to motions in the bankruptcy proceedings, the courts’ rulings in the bankruptcy proceedings or a decision of any other Canadian or U.S. court in respect thereof, the outcome of the bankruptcy proceedings in general, the length of time of the bankruptcy proceedings, risks associated with third-party motions in the bankruptcy proceedings, increased legal and advisory costs related to the bankruptcy proceedings and other litigation, the timing and outcome of the results of the internal investigation being conducted on behalf of the audit committee of the board of directors of the Company in relation to the finalization of the Company’s financial statements and related certification process, and other applicable factors identified in the “Risk Factors” sections of the Company’s annual report on Form 10-K dated August 26, 2015, and quarterly report on Form 10-Q dated April 14, 2016, which are available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com.

Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not intend and undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:
For the Company:
Michael Wall
Tel 1-603-430-2111

For the new company:
Michelle Hanson
Tel 1-603-430-2111